UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

WESTERN IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-51965	42-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure and Item 8.01 Other Events

On April 15, 2010, Western Iowa Energy, LLC (the “Company”) sent an interoffice memo to Company employees and industry stakeholders regarding the Company’s decision to idle its biodiesel plant located in Sac County, Iowa. The interoffice memo is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The interoffice memo contains forward-looking statements that involve known and unknown risks and relate to future events and the Company’s expected future operations and actions.  These forward-looking statements are only the Company’s predictions based upon current information and involve numerous assumptions, risks and uncertainties.  The Company’s actual actions may differ materially from these forward-looking statements for many reasons, including the reasons described in the Company’s filings with the Securities and Exchange Commission.   The Company cautions against putting undue reliance on any forward-looking statements, which speak only as of the date of this report.  The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit No.	Description
99.1	Interoffice memo to Company employees and industry stakeholders dated April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

April 16, 2010	/s/ John Geake
Date	John Geake, Vice Chairman

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